Exhibit 10

REPLACEMENT SECURED PROMISSORY NOTE

$400,000.00

Frisco, Texas                                                                                                                May 20, 2011

FOR VALUE RECEIVED, the undersigned, ComCam, International Inc.  (the "Maker"), hereby promises to pay, in lawful money of the United States of America, to the order of Bartek Investments – 1, Ltd. (the "Payee"), with a single payment on February 25, 2012, at the address of the Payee at 5211 Spanish Oaks Dr. Frisco, TX 75034  (or at such other address as the holder of this Note may specify from time to time by written notice given to the Maker at the Maker’s office at 1140 McDermott Drive, Suite 200, West Chester, Pennsylvania 19380, Attention: Don Gilbreath (or at such other address as the Maker may specify from time to time by written notice given to the Payee)), the principal sum of $400,000.00, together with interest, on the outstanding principal amount of this Note at a rate of 18% per annum beginning on February 25, 2011, until the principal and interest shall have become due and payable in full on February 25, 2012, and thereafter to pay interest (so computed) at a rate per annum equal to 150% of the rate per annum set forth above on any overdue principal and, to the extent permitted by applicable law, on any overdue interest, until the same shall be paid.

This Note supersedes and replaces the secured promissory note from the Maker held by the Payee dated February 25, 2011 (the “Replaced Note”) in its entirety.

Principal, or any portion thereof, may be prepaid at any time without penalty, but with, loan fee and unpaid interest to the date of prepayment.  All payments shall be applied first to accrued and unpaid interest and thereafter to principal.

            The Maker hereby grants the Payee a security interest in all of the stock of Pinnacle the Maker’s wholly owned subsidiary, to secure the payment and performance of all the Maker’s liabilities and obligations under this Note. The Maker shall have all the rights of a secured party under the Texas Uniform Commercial Code.  The Maker shall take such action and execute and deliver such documents and instruments as the Payee may request from time to time in order to perfect the security interest granted under this paragraph.

            The Maker hereby ratifies the issuance to the Payee of the five-year warrant at a strike price of $0.50 per share for the purchase of 100,000 shares of the Maker’s common stock upon the execution of the Replaced Note.

            The Maker hereby appoints the Payee his attorney-in-fact, in the Maker’s name, place, and stead, to execute and deliver all agreements, documents, and instruments the Payee determines from time to time in good faith are required to carry out the provisions of the immediately preceding paragraph.  This power of attorney is irrevocable, and is coupled with an interest.

Failure or delay of the Payee to assert any right or remedy herein shall not be deemed a waiver of such right or remedy or of any other right hereunder.  A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.  No single, partial, or other exercise of any right or remedy by the Payee shall preclude any other or future exercise thereof.  No waiver by the Payee will be effective, unless it is in writing and signed by the Payee.

This Note may not be changed or terminated orally, nor may any of its provisions be waived, except by an agreement in writing signed by the party against whom enforcement of such change or termination is sought.

This Note and the legality, validity, and performance of the terms hereof shall be governed by and enforced, determined, and construed in accordance with the internal laws of the State of Texas applicable to commercial contracts, transactions, and obligations entered into, and to be performed in, Texas, and without giving effect to the conflict of laws principles thereof.

            The Maker hereby irrevocably submits to the jurisdiction of the Supreme Court of the State of Texas, Collin County, in connection with any claim or controversy under this Note.

            The Maker hereby agrees to be bound by any expedited process or procedure in effect from time to time under Texas law for the enforcement by the Payee of its rights under this Note.

The Maker shall pay all costs of collection (including reasonable counsel fees and disbursements), if default is made in payment of this Note, and, in addition, shall reimburse the Payee for all costs and expenses in connection with the preparation and negotiation of this Note.

Any notice under this Note shall be in writing and shall be considered given when mailed by registered mail, return receipt requested, as follows: if to the Maker, to it at the Maker’s Address; and, if to the Payee, to it at the Payee’s Address.

COMCAM, INTERNATIONAL, INC

By: /s/ Don Gilbreath                                                                             May 20, 2011

Don Gilbreath, Chief Executive Officer                                             Date

By: /s/ Pete Ianace                                                                               May 20, 2011

Pete Ianace, President                                                                        Date